Exhibit 10.1

THIRTEENTH AMENDED AND RESTATED ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the “Agreement”), dated effective as of April 1, 2024 (the “Effective Date”), is among Sterling Real Estate Trust d/b/a Sterling Multifamily Trust, an unincorporated North Dakota business trust (the “Company”), Sterling Properties, LLLP, d/b/a Sterling Multifamily Properties, LLLP, a North Dakota limited liability limited partnership (“Operating Partnership”) and Sterling Management, LLC, a North Dakota limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company qualifies as a real estate investment trust (a “REIT”), as defined in Sections 856 through 860 of the Code and intends to continue to make investments of the type permitted by qualified REITs and consistent with the governing documents of the Company;

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make substantially all Investments through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to retain the Advisor to perform the duties and undertake the responsibilities hereinafter set forth, on behalf of, and subject to the supervision, of the Board, all as provided herein; and

WHEREAS, the Advisor is willing to render such services and undertake such responsibilities, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.  DEFINITIONS.  As used in this Agreement, the following terms have the definitions hereinafter indicated:

Acquisition Expenses.  Any and all expenses incurred by the Company, the Operating Partnership, the Advisor or any of their Affiliates in connection with the selection, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on assets not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

Acquisition Fees.  Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with acquiring Investments, including but not limited to the development or construction of a property, including real estate commissions, selection fees and nonrecurring management fees. Excluded shall be loan fees, points or any other fees of a similar nature, as well as development fees and construction fees paid to any Person not an Affiliate of the Advisor in connection with the actual development and construction of a property.

Affiliate or Affiliated.  With respect to any Person, (i) any party directly or indirectly owning, controlling or holding the power to vote 10% of more of the outstanding voting securities of such Person; (ii) any party 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by the Person; (iii) any party directly or indirectly controlling, controlled by or under common control with the Person; (iv) any executive officer, director, trustee or general partner of the Person; or (v) any legal entity for which the Person acts as an executive officer, director, trustee or general partner.

Average Invested Assets.  For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly by the Operating Partnership, in Investments before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Adopted by the Board of Trustees

Effective April 1, 2024

Board.  The board of trustees of the Company, as of any particular time.

Bylaws.  The bylaws of the Company, as the same are in effect from time to time.

Cause.  With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor in connection with performing its duties hereunder.

Code.  Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Development Fees.  Fees for Development Services requested by the Company or the Operating Partnership in connection with Company-authorized Development Projects.

Development Projects.  The development and construction of buildings and improvements upon previously unimproved land owned from time to time by the Company or the Operating Partnership, either directly or indirectly, including through Joint Ventures.  Repairs to and rebuilding, remodeling and renovation of existing buildings and improvements and similar capital improvement projects are excluded from the definition of Development Projects.

Development Services.  Services requested by the Company or the Operating Partnership in connection with the development and construction of Company-authorized Development Projects, including initiating, coordinating, and administering all planning, design, and construction activities, obtaining governmental approvals, developing budgets and schedules, and overseeing construction of improvements.

Distributions.  Any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.  In connection with the Operating Partnership, any distributions of money or other property of an Operating Partner to owners of its partnership interests, including distributions that may constitute a return of capital for federal income tax purposes.

Excess Amount.  Excess Amount shall have the meaning set forth in Section 13.

Expense Year.  Expense Year shall have the meaning set forth in Section 13.

GAAP.  Generally accepted accounting principles as in effect in the United States of America from time to time.

Governing Instruments.  The Articles of Organization, Declaration of Trust and Bylaws of the Company, as amended from time to time.

Indemnitee.  Indemnitee and Indemnitees shall have the meaning set forth in Section 20 herein.

Independent Trustee.  Independent Trustee shall have the meaning set forth in the Governing Instruments and the Operating Partnership Agreement.

Investment Company Act.  The Investment Company Act of 1940, as amended.

Investments.  Any investments by the Company or an Operating Partnership in Real Estate Assets and Other Real Estate Related Investments.

Joint Ventures.  The joint venture or partnership arrangements (other than with an Operating Partnership) in which the Company or any of its subsidiaries is a co-venturer or general partner which are established to acquire Investments.

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Effective April 1, 2024

Listing.  The listing of the Shares on a national securities exchange or the receipt by the Shareholders of securities that are listed on a national securities exchange in exchange for the Company’s common stock.  Upon such Listing, the Shares shall be deemed Listed.

Loans.  Any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

Management Fee.  The fee payable to the Advisor pursuant to Section 10.

NASAA REIT Guidelines.  The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as may be amended from time to time.

Net Income.  For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the Sale of the Company’s assets.

Operating Partnership Agreement.  The Limited Liability Limited Partnership Agreement of the Operating Partnership as may be amended from time to time.

Organizational and Offering Expenses.  Organizational and Offering Expenses means all expenses incurred by or on behalf of the Company and the Operating Partnership in connection with their formation and preparing the Company and Operating Partnership for any private offering of their securities, any registration of the Company’s Shares, Listing of the Shares and any subsequent public offering of the Company’s Shares, whether incurred before or after the date of this Agreement, which may include but are not limited to: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ or brokers’ attorneys); any expense allowance of an underwriter or broker; any reimbursement of expenses of an underwriter or broker; expenses for printing, engraving and mailing offering documents; telephone and other telecommunications costs; all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings); charges of transfer agents, registrars, trustees, escrow agents, depositaries and experts; expenses regarding the registration or compliance with exemption requirements in connection with any sale of the Company’s or the Operating Partnership’s securities under federal and applicable state securities laws; and related taxes and fees and accountants’ and attorneys’ fees.

Other Real Estate Related Investments.  Any investments by the Company or the Operating Partnership in debt and equity interests backed by real estate, including (i) real estate securities such as common stocks, preferred stocks and options to acquire stock in REITs and other real estate companies and (ii) debt-related investments such as (a) mortgage, mezzanine, bridge and other loans and (b) debt and derivative securities related to real estate assets including mortgage-backed securities, collateralized debt obligations, debt securities issued by real estate companies and credit default swaps.

Partnership Interests.  The partnership interests of the Operating Partnership.

Partners. The holders of the Partnership Interests.

Person.  An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Real Estate Assets.  Any investments by the Company or the Operating Partnership in unimproved and improved Real Property (including, without limitation, fee or leasehold interests, options and leases) either directly or through a Joint Venture.

Real Property.  Real property owned from time to time by the Company or the Operating Partnership, either directly or through Joint Ventures, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments the Board and the Advisor mutually designate as Real Property to the extent such investments could be classified as Real Property.

REIT.  A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Adopted by the Board of Trustees

Effective April 1, 2024

Related Party.  With respect to any Person, any other Person whose ownership of Shares would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

Sale or Sales.  Any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Real Property or portion thereof, including the lease of any Real Property consisting of a building only, and including any event with respect to any Real Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Other Real Estate Related Investment or portion thereof (including with respect to any Loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof, but not including any transaction or series of transactions specified in clauses (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Company or the Operating Partnership in one or more assets within 180 days thereafter.

Securities Act.  The Securities Act of 1933, as amended.

Shares.  The shares of common stock of the Company.

Shareholders. The holders of the Shares.

Termination Date.  The date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

Total Assets.  The gross assets of the Company as reflected on its Consolidated Financial Statements (before depreciation and amortization), taken as of the end of the fiscal quarter of the Company last preceding the date of computation.

Total Operating Expenses.  All costs and expenses paid or incurred by the Company and the Operating Partnership, as determined under GAAP, that are in any way related to the operation of the Company and the Operating Partnership or their business, including the Management Fees paid to the Advisor, but excluding (i) the expenses of raising capital including Organization and Offering Expenses, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid under the Operating Partnership Agreement; (vi) Acquisition Expenses, (vii) real estate commissions on the Sale of Real Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of Investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).  The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines.  As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

Trustee.  A member of the Board.

2%/25% Guidelines.  2%/25% Guidelines shall have the meaning set forth in Section 13.

Adopted by the Board of Trustees

Effective April 1, 2024

Valuation Guidelines.  The valuation guidelines adopted by the Board, as amended from time to time.

2.  APPOINTMENT.  The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3.  DUTIES OF THE ADVISOR.  The Advisor undertakes to use its best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide the Company and the Operating Partnership with a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.  In performing this undertaking, subject to the supervision of the Board and consistent with the provisions of the Governing Instruments and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliate or a third party:

(a) serve as the Company’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s and the Operating Partnership’s assets and investment policies;

(b) provide day-to-day management for the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership, including: the collection of revenues and the payment of the Company’s and the Operating Partnership’s debts and obligations, maintaining appropriate computer services to perform such administrative functions, maintaining the Company’s and the Operating Partnership’s books and records and organizing meetings of the Board;

(c) determine the proper allocation of the Company’s and the Operating Partnership’s Investments between (i) Real Estate Assets, (ii) Other Real Estate Related Investments and (iii) cash and cash equivalents and other short-term investments;

(d) consult with the officers and Trustees of the Company and assist the Trustees in the formulation and implementation of the Company’s financial, valuation and other policies and, as necessary, furnish the Trustees with advice and recommendations with respect to the making of investments and dispositions consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

(e) subject to the provisions of Section 4 hereof, (i) locate, analyze and select potential Investments; (ii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iii) research, identify, review and recommend acquisitions and dispositions of Investments to the Board; (iv) acquire and dispose of the Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the Sale of, or otherwise deal with, Investments; (vi) enter into leases and service contracts for Investments and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Investments; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) oversee Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform other services required to be performed under this Agreement; and (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership;

(f) negotiate on behalf of the Company and the Operating Partnership with banks or lenders for Loans to be made to the Company and the Operating Partnership and obtain Loans for the Company and the Operating Partnership;

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Effective April 1, 2024

(g) negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private and public sales of Shares, Partnership Interests or other securities of the Company or the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter;

(h) monitor the operating performance of the Investments and provide periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;

(i) from time to time, or at any time reasonably requested by the Trustees, make reports to the Trustees of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(j) assist in calculating the net asset value and Average Invested Assets as provided in the Valuation Guidelines, and in connection therewith, (i) obtain and maintain on behalf of the Company appraisals and reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where required or appropriate, concerning the value of Investments, and (ii) engage such independent valuation experts, third-party appraisal managers and appraisers as the Advisor deems appropriate to perform valuations and other services, provided that any independent valuation expert shall be approved in advance of engagement by the Board;

(k) provide the Company and the Operating Partnership with all necessary cash management services;

(l) arrange, negotiate, coordinate and manage operations of any Joint Venture interests held by the Company or the Operating Partnership and conduct all matters with any Joint Venture partners;

(m) communicate on the Company’s or the Operating Partnership’s behalf with the respective holders of any of the Company’s or the Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

(n) evaluate and recommend to the Board modifications to the hedging strategies in effect and cause the Company to engage in overall hedging strategies consistent with the Company’s status as a REIT and with the Company’s investment policies approved by the Board;

(o) advise the Company regarding the maintenance of the Company’s exclusion from the status of an investment company required to be registered under the Investment Company Act and monitor compliance with the requirements for maintaining such exclusion under the Investment Company Act;

(p) advise the Company regarding achieving and maintaining the Company’s qualification for taxation as a REIT and monitor compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(q) invest or reinvest any money of the Company or the Operating Partnership (including investing in short-term Investments pending investment in long-term Investments, payment of fees, costs and expenses, or payments of Distributions), and advise the Company and the Operating Partnership as to the Company’s or the Operating Partnership’s respective capital structure and capital raising;

(r) investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors,

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Effective April 1, 2024

mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;

(s) cause the Company and the Operating Partnership to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Code and to conduct compliance reviews thereto, as required;

(t) cause the Company and the Operating Partnership to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(u) if the Company decides to register the Shares under the Securities Act, assist the Company in obtaining and maintaining the registration of the Shares under federal and state securities laws, in the Listing of the Shares and in complying with all federal, state and local regulatory requirements applicable to the Company in respect of the Shares being registered and the Company’s business activities (including the Sarbanes-Oxley Act of 2002), including preparing or causing to be prepared the registration statement, prospectus, supplements to the prospectus, pre-effective and post-effective amendments to the registration statement, financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Act and the Securities Exchange Act of 1934, as amended;

(v) take all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the REIT provisions of the Code;

(w) handle and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and the Operating Partnership may be involved or to which the Company and the Operating Partnership may be subject, arising out of the Company’s or the Operating Partnership’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;

(x) use commercially reasonable efforts to cause expenses incurred by or on behalf of the Company and the Operating Partnership to be reasonable or customary and within any budgeted parameters or expense guidelines set by the Board from time to time;

(y) do all things necessary to assure its ability to render the services described in this Agreement;

(z) perform such other services as may be required from time to time for the management and other activities relating to the Company’s and the Operating Partnership’s respective business and assets as the Board shall reasonably request or the Advisor shall deem appropriate under the particular circumstances; and

(aa) use commercially reasonable efforts to cause the Company and the Operating Partnership to comply with all applicable laws.

4.  AUTHORITY OF ADVISOR.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 8), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby designates and appoints the Advisor as the agent and attorney-in-fact of the Company and the Operating Partnership, with full power and authority and without further approval of the Company and the Operating Partnership, to take, or cause to be taken, any and all actions and to execute and deliver in the name of and on behalf of the Company and the Operating Partnership any and all

Adopted by the Board of Trustees

Effective April 1, 2024

agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Section 3.

(b) Notwithstanding the foregoing, any investment in an Investment that does not fit within the Company’s investment objectives, strategy, guidelines, policies and limitations as approved by the Board and within the discretionary limits and authority as granted from time to time by the Board, will require the prior approval of the Board, any particular Trustees specified by the Board or any committee of the Board, as the case may be.

(c) If a transaction requires approval by the Independent Trustees by the Governing Instruments or the Operating Partnership Agreement, the Advisor will deliver to the Independent Trustees all documents and other information required by them to properly evaluate the proposed transaction.

(d) The prior approval of the Board, as required by the Governing Instruments or the Operating Partnership Agreement, will be required for each transaction to which the Advisor or its Affiliates is a party.

(e) The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to Investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5.  SUBCONTRACT OF SERVICES.  The Company and the Operating Partnership acknowledge and agree that any services to be performed by the Advisor under this Agreement may be provided pursuant to subcontracts with third party providers or pursuant to arrangements with Affiliates of the Advisor. The Advisor shall disclose to the Board upon its request the terms of any such sub-contracting arrangement entered into by the Advisor with third parties or Affiliates of the Advisor.

6.  BANK ACCOUNTS.  At the direction of the Board, the Advisor may establish and maintain, as an agent and signatory on behalf of the Company and the Operating Partnership, one or more bank accounts in the name of the Company or the Operating Partnership (any such account, a “Company Account”), collect and deposit funds into any Company Account, and disburse funds from any Company Accounts, under such terms and conditions as the Board may approve. The Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company, as applicable.

7.  RECORDS; ACCESS.  The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company and Operating Partnership, at any time or from time to time during normal business hours.  The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

8.  LIMITATIONS ON ACTIVITIES.  Notwithstanding any provision of this Agreement, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Operating Partnership or their securities, or otherwise not permitted by the Governing Instruments of the Company or the Operating Partnership Agreement, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Trustee’s of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board.  In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.  Notwithstanding the foregoing, the governors, officers, employees and members of the Advisor or an Affiliate of the Advisor shall not be liable to the Company, Operating Partnership or holders of their securities for any act or omission by the Advisor taken or omitted to be taken in the performance of Advisor’s duties under this Agreement except as provided in Section 21 of this Agreement.

Adopted by the Board of Trustees

Effective April 1, 2024

9.  RELATIONSHIP WITH BOARD.  Subject to Section 8 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, governors, officers and employees of the Advisor or an Affiliate of the Advisor, may serve as a Trustee and as officers of the Company, except that no governor, officer or employee of the Advisor or an Affiliate of the Advisor who also is a Trustee or officer of the Company shall receive any compensation from the Company for serving as an officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board, Shareholders and Partners, and shall not be deemed an Independent Trustee for purposes of satisfying the director independence requirement set forth in the Governing Instruments or the Operating Partnership Agreement.

10.  FEES.

(a) Management.  The Advisor shall receive a management fee equal to .35% of Total Assets (before depreciation and amortization). The fee shall be paid monthly and be calculated by multiplying Total Assets (before depreciation and amortization) (on the last day of the immediately preceding month) by .35% and dividing the result by twelve (12).  At the option of the Advisor, the Management Fee shall be payable either in cash or Shares.

(b) Acquisition.  The Advisor shall receive an Acquisition Fee equal to 2.5% of the purchase price on each Investment acquisition. The Acquisition Fee shall be capped at 2.5% of $15,000,000 ($375,000) per acquisition.  Unless approved by the Board, Acquisition Fees and Acquisition Expenses shall not, in the aggregate, exceed 6% of an Investment’s purchase price.

(c) Disposition.  The Advisor shall receive a disposition fee equal to 2.5% of the sales price on each disposition of Real Property. The disposition fee shall be capped at 2.5% of $15,000,000 ($375,000) per disposition.

(d) Finance.  The Advisor shall receive a finance fee equal to .25% of all amounts made available to the Company or Operating Partnership under any loan, refinance, line of credit, or other credit facility (excluding rate, term or other modifications or refinancing of an existing loan with the same lender).  The finance fee for any single transaction under this Section 10(d) shall be capped at .25% of $15,000,000 ($37,500).

(e) Development.  The Advisor shall receive a Development Fee for Development Services requested by the Company.  Unless otherwise agreed by the parties due to specific circumstances, the Development Fee shall be set as a percentage of Total Project Cost (TC) in accordance with the following schedule. The set Development Fee shall be adjusted if Advisor shares responsibility for providing Development Services with one or more third parties, and/or if the Operating Partnership directly or indirectly owns less than 100% of the Development Project, as further described below.

Total Cost	Fee	Range of Fee	Formula
0 - 10M	5.0%	0 - .5 M	0M + 5.0% x (TC - 0M)
10M - 20M	4.5%	.5 M - .95M	.50M + 4.5% x (TC - 10M)
20M - 30M	4.0%	.95M - 1.35M	.95M + 4.0% x (TC - 20M)
30M - 40M	3.5%	1.35M - 1.70M	1.35M + 3.5% x (TC - 30M)
40M - 50M	3.0%	1.70M - 2.00M	1.70M + 3.0% x (TC - 40M)

“Total Project Cost” shall be defined as the total of all hard and soft costs (excluding the cost of the subject land) incurred on the Company-authorized Development Project.

If Advisor shares responsibility for providing Development Services with one or more third parties, Advisor’s set Development Fee shall be reduced by the fees charged by any such third parties; provided, such adjustment is subject to a 2.5% minimum Advisor’s Development Fee. Additionally, in cases where the Advisor is sharing responsibility for providing Development Services, the Development Fee shall be capped at 2.5% of $20,000,000 ($500,000).

Adopted by the Board of Trustees

Effective April 1, 2024

If the Operating Partnership directly or indirectly owns less than 100% of the property subject to the Development Project, the Development Fee payable to Advisor shall be further reduced commensurate with the Operating Partnership’s ownership percentage.

The following examples illustrate the calculation of the set Development Fee payable to Advisor under various scenarios.  Each scenario is based on a $10 Million Development Project with a Development Fee calculated in accordance with the above schedule of $500,000 ($10M x 5.0%).

(i)If Advisor is solely responsible for providing Development Services, and the Operating Partnership owns 100% of the Development Project, Advisor would be entitled to the full $500,000 Development Fee subject to the Hold-back described below.  If the Operating Partnership owns 60% of the Development Project, Advisor’s Development Fee would be $300,000 ($500,000 x 60%).

(ii)If Advisor shares responsibility for providing Development Services with a third-party, and the Operating Partnership owns 100% of the Development Project, Advisor’s minimum Development Fee would be $250,000 ($10M x 2.5%).  If the third-party charges a $200,000 fee, Advisor’s Development Fee would be $300,000 ($500,000 - $200,000).  If the third-party charges a $300,000 fee, Advisor’s Development Fee would be the $250,000 minimum fee since $500,000 - $300,000 = $200,000 which is less than the $250,000 minimum.  If the Operating Partnership owns 60% of the Development Project, Advisor’s Development Fee under the foregoing scenarios would be further reduced to $180,000 ($300,000 x 60%) and $150,000 ($250,000 x 60%), respectively, subject to the Hold-back described below.

The Development Fee shall be calculated and paid when Advisor delivers a certificate of occupancy for the structure which is the subject of the authorized Development Project.  If an authorized Development Project involves multiple structures to be completed over time, the Development Fee shall be calculated and paid in increments upon delivery of each individual structure’s certificate of occupancy.

Except in circumstances where a target cap rate would not apply, Company shall retain ten percent (10%) of each Development Fee payment (the “Hold-back”) until such time as the authorized Development Project achieves financial performance at a cap rate equal to or greater than the cap rate target agreed to by Advisor and Company at the time the Development Project was approved by the Board of Trustees or its Executive Committee.

(f) Project Management.  The Advisor shall receive a fee for managing capital improvement projects (other than Development Projects subject to Section 10(e) above) on the Operating Partnership’s Real Property.  The project management fee shall be equal to 6.0% of the total project cost for each completed project.

(g) If this Agreement is terminated or its term expires without renewal, the above fees will be calculated up to and including the Termination Date.  If the fees are payable with respect to any partial calendar month, those fees will be prorated based on the number of days elapsed during any partial calendar month.

11.  EXPENSES.

(a) In addition to the Management Fee paid to the Advisor pursuant to Section 10 hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement (collectively, the “Expenses”), including, but not limited to:

(i) Organizational and Offering Expenses, subject to any limitations set forth in the Governing Instruments;

Adopted by the Board of Trustees

Effective April 1, 2024

(ii) Total Operating Expenses, subject to any limitations set forth in the Governing Instruments;

(iii) Acquisition Expenses, subject to any limitations set forth in the Governing Instruments or Section 13 hereof;

(iv) the actual cost of goods and services used by the Company or the Operating Partnership and obtained from entities not affiliated with the Advisor (or if the provider is an Affiliate of the Advisor, as such expenses have been approved by the Board in the manner set forth in the Governing Instruments);

(v) interest and other costs for borrowed money, including discounts, points and other similar fees;

(vi) taxes and assessments on income of the Company, Operating Partnership or Investments, taxes as an expense of doing business and any other taxes otherwise imposed on the Company, Operating Partnership and their business, assets or income;

(vii) costs associated with insurance required in connection with the business of the Company or Operating Partnership or required by the Board;

(viii) expenses of managing, maintaining, repairing, improving, developing, operating and selling the Investments, including the costs of foreclosure, whether payable to an Affiliate of the Company or a non-affiliated Person;

(ix) all expenses in connection with payments to the Trustees for attending Board and Shareholder meetings and meetings of the Partnership Interests;

(x) expenses connected with payments of Distributions made or caused to be made by the Company and the Operating Partnership;

(xi) expenses of organizing, re-domesticating, merging, liquidating or dissolving the Company or the Operating Partnership or of amending the Governing Instruments;

(xii) expenses of providing services for and maintaining communications with Shareholders and Partners, including the cost of preparation, printing, and mailing annual reports and other reports required by governmental entities;

(xiii) administrative service expenses, including but not limited to personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described in Section 3 hereof, including but not limited to reasonable salaries, bonuses and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee; and

(xiv) audit, accounting and legal fees and other fees for professional services relating to the operations of the Company and Operating Partnership and all such fees incurred at the request, or on behalf of, the Board, the Independent Trustees or any committee of the Board.

(b) Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and reimbursable pursuant to this Section 11 shall be reimbursed by the Company or the Operating Partnership no less than monthly to the Advisor.  The Advisor shall prepare a statement documenting the Expenses during each month, and the Company or the Operating Partnership shall reimburse the Advisor for such the Expenses within forty-five (45) days after receipt of such statement.

Adopted by the Board of Trustees

Effective April 1, 2024

12.  OTHER SERVICES.  If the Board requests that the Advisor or any governor, officer or employee of the Advisor render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, in the manner required under the Governing Instruments or the Operating Partnership Agreement and subject to any limitations contained in the Governing Instruments and Operating Partnership Agreement, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.  REIMBURSEMENT TO THE ADVISOR.

(a) The Company and the Operating Partnership shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceeded (the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such year unless the Board determines, in the manner required by the Governing Instruments, that such excess was justified, based on unusual and nonrecurring factors that the Board deems sufficient.  If the Board does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or the Operating Partnership.  If the Board determines such excess was justified, then, within sixty (60) days after the end of any fiscal quarter of the Company for which total reimbursed Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Board, shall cause such fact to be disclosed to the Shareholders or Partners, as appropriate, in writing, together with an explanation of the factors the Board considered in determining that such Excess Amount was justified.  The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board.  All figures used in the foregoing computations shall be determined in accordance with GAAP applied on a consistent basis.

14.  OTHER ACTIVITIES OF THE ADVISOR.

(a) Relationship.  Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or security holder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services.  The Advisor may, with respect to any Investment in which the Company or the Operating Partnership is a participant, also render advice and service to other participants therein, and earn fees for rendering such advice and service.

(b) Time Commitment.  The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company and the Operating Partnership such time as shall be reasonably necessary to conduct the business and affairs of the Company and Operating Partnership in an appropriate manner consistent with the terms of this Agreement.  The Company and the Operating Partnership acknowledge that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and Operating Partnership and may provide services to Persons other than the Company or the Operating Partnership.

(c) Investment Opportunities.  The Advisor shall use its best efforts to present to the Company and the Operating Partnership a number of potential investment opportunities appropriate for the portfolio of the Company and the Operating Partnership. The Advisor shall allocate potential investment opportunities in accordance with the Advisor’s or its Affiliate’s allocation policies, as such allocation policies may be amended from time to time.

15.  RELATIONSHIP OF THE PARTIES/NO PARTNERSHIP OR JOINT VENTURE.  The Company and the Operating Partnership, on the one hand, and the Advisor on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

Adopted by the Board of Trustees

Effective April 1, 2024

16.  TERM OF AGREEMENT.  This Agreement shall continue in force for a period of one (1) year from the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties.  It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

17.  TERMINATION BY THE PARTIES.  This Agreement may be terminated (i) immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Advisor or upon a material breach of this Agreement by the Advisor; provided, that such material breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the Company or the Operating Partnership to the Advisor; (ii) upon sixty (60) days written notice without Cause by a majority of the Independent Trustee of the Board; or (iii) upon sixty (60) days written notice by the Advisor.  The provisions of Sections 19 through 23 survive termination of this Agreement.

18.  ASSIGNMENT TO AN AFFILIATE.  This Agreement may be assigned by the Advisor to an Affiliate with the approval of the Board, in accordance with any requirements of the Governing Instruments.  The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board.  This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.

19.  PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder, unless otherwise provided by the Board, except it shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the Termination Date all unpaid reimbursements of Expenses, subject to the 2%/25% Guidelines to the extent applicable, and all Management Fees earned but unpaid prior to termination of this Agreement.

(b) The Advisor shall promptly upon termination:

(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its Expenses to which it is then entitled under Section 19(a);

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv) cooperate with the Company and the Operating Partnership to provide an orderly management transition.

20.  INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. To the extent permitted by their governing documents, the Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees (the “Indemnitees,” and each an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable hourly attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of North Dakota or the Governing Instruments.

Adopted by the Board of Trustees

Effective April 1, 2024

21.  INDEMNIFICATION BY ADVISOR.  The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses, including reasonable hourly attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board for which the Board declined to follow any advice or recommendation given by the Advisor to the Board prior to taking such action.

22.  NON-SOLICITATION.  During the period commencing on the Effective Date and ending one year following the Termination Date, the Company and the Operating Partnership shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of the Advisor or its Affiliates, or (ii) hire, on behalf of the Company or the Operating Partnership, any person who has left the employ of the Advisor or its Affiliates within the one year period following the termination of that person’s employment. During this same period, the Company and the Operating Partnership will not, whether for their own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or its Affiliates with, or endeavor to entice away from the Advisor or its Affiliates, any person who during the term of the Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or its Affiliates.

23.  CONFIDENTIALITY.  The Advisor shall keep confidential any nonpublic information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except (i) with the prior written consent of the Board; (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources and others in the ordinary course of the Company’s or Operating Partnership’s business; (iv) to government officials having jurisdiction over the Company, Operating Partnership or the Investments; (v) in connection with any governmental or regulatory filings of the Company or Operating Partnership or disclosure or presentations to the Company’s or Operating Partnership’s investors, Shareholders or Partners; or (vi) as required by law or legal process . The foregoing shall not apply to information which has previously become publicly available through the actions of a Person other than the Advisor not resulting from Advisor’s violation of this section. This section shall survive termination of this Agreement for a period of two years.

24.  NOTICES.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Governing Instruments, the Operating Partnership Agreement or accepted by the party to whom it is given, and shall be given either by being delivered by hand, by courier or overnight carrier, by registered or certified mail to the addresses set forth below:

To the Company, Operating Partnership or the Board:	Sterling Multifamily Trust
P.O. Box 2108
Fargo, ND, 58107
Phone: (701) 353-2720
Attention: CEO

To the Advisor:	Sterling Management, LLC
P.O. Box 2108
Fargo, ND 58107
Phone: (701) 353-2720
Attention: General Counsel & Secretary

Any party may at any time give notice in writing to the other parties of a change in its address or fax number for the purposes of this Section 24.

25.  MODIFICATION.  This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by all the parties hereto, or their respective successors or assignees.

Adopted by the Board of Trustees

Effective April 1, 2024

26.  SEVERABILITY.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

27.  CONSTRUCTION.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of North Dakota without regard to the conflicts-of-law principles that would require the application of any other law.

28.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

29.  WAIVERS.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

30.  PRONOUNS AND PLURALS.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

31.  HEADINGS.  The headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

32.  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

33.  FAX/ELECTRONIC SIGNATURES.  Any signature page for this Agreement, amendment, waiver or any other document or agreement requiring a signature under this Agreement which is delivered by fax, electronic mail, PDF or by a similar means shall be binding to the same extent as an original signature page.

34.  INITIAL INVESTMENT.  The parties hereto hereby confirm that the Advisor or one of its Affiliates made a capital contribution of $200,000 in cash to the Company in exchange for Shares at formation of the Company (“Initial Investment”). During the term of this Agreement, the Advisor or one of its Affiliates shall at all times maintain such Initial Investment.

[signature page follows]

Adopted by the Board of Trustees

Effective April 1, 2024

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

COMPANY:

STERLING REAL ESTATE TRUST
D/B/A STERLING MULTIFAMILY TRUST

By:

Name:

Title:

OPERATING PARTNERSHIP:

STERLING PROPERTIES, LLLP
D/B/A STERLING MULTIFAMILY PROPERTIES, LLLP

BY:	STERLING REAL ESTATE TRUST
D/B/A STERLING MULTIFAMILY TRUST
Its General Partner

By:

Name:

Title:

ADVISOR:

STERLING MANAGEMENT, LLC

By:

Name:

Title:

Adopted by the Board of Trustees

Effective April 1, 2024